 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1997

                                                REGISTRATION NO. 333-35815
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------
                            CASE CREDIT CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
              DELAWARE                            76-0394710
      (STATE OF INCORPORATION)       (I.R.S. EMPLOYER IDENTIFICATION NO.)
                               700 STATE STREET
                            RACINE, WISCONSIN 53404
                                (414) 636-6011
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              RICHARD S. BRENNAN
                         GENERAL COUNSEL AND SECRETARY
                               CASE CORPORATION
                   700 STATE STREET, RACINE, WISCONSIN 53404
                                (414) 636-6011
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
        ELIZABETH A. RAYMOND                      GERARD M. MEISTRELL
        MAYER, BROWN & PLATT                    CAHILL GORDON & REINDEL
      190 SOUTH LASALLE STREET                      80 PINE STREET
    CHICAGO, ILLINOIS 60603-3441               NEW YORK, NEW YORK 10005
           (312) 782-0600                           (212) 701-3000

                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                               PROPOSED MAXIMUM
                                  AMOUNT      PROPOSED MAXIMUM    AGGREGATE
   TITLE OF EACH CLASS OF          TO BE       OFFERING PRICE      OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED(1)    PER UNIT(2)        PRICE(2)     REGISTRATION FEE
------------------------------------------------------------------------------------------------
Debt Securities.............  $700,000,000(3)       100%       $700,000,000(3)   $181,819(3)(4)
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1) If any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate offering price to the public which shall not exceed the amount set forth under Proposed Maximum Aggregate Offering Price, or if Debt Securities are issued in a foreign or composite currency, an equivalent amount of such foreign or composite currency.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Of the $700,000,000 of debt securities registered hereby, $100,000,000 aggregate principal amount of such securities was registered pursuant to Registration No. 33-80775 and are unissued as of the date hereof. A registration fee of $20,000 was previously paid with respect to such debt securities and is not included in the amount set forth under Amount of Registration Fee.

(4)  Previously paid.

  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement relates to the securities registered hereby, including the remaining unsold $100,000,000 principal amount of debt securities previously registered by the Registrant under its Registration Statement on Form S-3 (File No. 33-80775).

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             EXPLANATORY NOTE

  This Registration Statement contains a Prospectus relating to $700,000,000 aggregate principal amount of debt securities (the "Securities") of Case Credit Corporation ("Case Credit" or the "Company") and a Prospectus Supplement relating to the offering of $150,000,000 of such debt securities as unsecured senior notes (the "Notes") of the Company to be offered by the Company beginning immediately upon, or shortly after, the effectiveness of this Registration Statement. The pricing terms and certain other terms relating to such offering of Notes will be described in accordance with the rules of the Securities and Exchange Commission. If any of the Securities are offered as other than Notes, a Prospectus Supplement describing the particular terms of such other offer or sale will be filed in accordance with the rules of the Securities and Exchange Commission incorporating the Prospectus which is filed herewith.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED OCTOBER 15, 1997

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED OCTOBER   , 1997)

                               $150,000,000

                          CASE CREDIT CORPORATION

                          % NOTES DUE        , 2007

  Interest on the Notes is payable semi-annually on         and         of each
year, beginning        , 1998. The Notes are redeemable in whole or in part at
any time at the option of the Company at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes, plus accrued but unpaid interest thereon to the date of redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 15 basis points, plus accrued but unpaid interest thereon to the date of redemption. If a redemption date does not fall on an interest payment date, then, with respect to the interest payment immediately succeeding the redemption date, only the unaccrued portion of such interest payment as of the redemption date shall be included in any present value calculation pursuant to clause (ii). The Notes will not be subject to any sinking fund.

  The Notes will be represented by one or more Global Securities (as defined herein) registered in the name of the nominee of The Depository Trust Company ("DTC"), which will act as Depository. Interests in Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as provided herein and in the accompanying Prospectus, Notes in definitive form will not be issued. Settlement for the Notes will be made in immediately available funds. The Notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Notes will therefore settle in immediately available funds. See "Description of Notes" herein.

                                  -----------


THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
   WHICH  IT RELATES.  ANY  REPRESENTATION  TO THE  CONTRARY  IS A  CRIMINAL
    OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           PRICE TO          UNDERWRITING         PROCEEDS TO
                          PUBLIC (1)         DISCOUNT (2)       COMPANY (1)(3)
------------------------------------------------------------------------------
Per Note............              %                  %                    %
------------------------------------------------------------------------------
Total...............     $                    $                  $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from October   , 1997.

(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(3) Before deducting expenses payable by the Company estimated at $161,000.

                                  -----------

  The Notes are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and reject orders in whole or in part. It is expected that delivery of the Notes
will be made through the book-entry facilities of DTC on or about October   ,
1997, against payment in immediately available funds.

                                  -----------

MERRILL LYNCH & CO.
                                    NATIONSBANC MONTGOMERY SECURITIES, INC.

                                  -----------

        The date of this Prospectus Supplement is October   , 1997.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             USE OF PROCEEDS

  The net proceeds to be received by the Company from the sale of the Notes will be used to fund retail finance programs offered by the Company to end-use customers and dealer rental equipment finance programs offered by the Company to Case Corporation ("Case") dealers and for other corporate purposes, including the repayment of indebtedness. Pending such use, the net proceeds of the Offering may be used to repay commercial paper issued by the Company, which commercial paper is backed by the Company's $1.2 billion revolving credit facility. On September 30, 1997, indebtedness under commercial paper issued by the Company bore interest at the weighted average rate of 5.83% per annum. Such commercial paper matures at various dates, the latest such maturity date being December 15, 1997. As of September 30, 1997, the Company had approximately $835 million in commercial paper outstanding. The Company uses commercial paper to purchase receivables.

                           DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Securities set forth in the accompanying Prospectus, to which description reference is hereby made. The statements herein concerning the Notes and the Indenture do not purport to be complete. All such statements are qualified in their entirety by reference to the accompanying Prospectus and the provisions of the Indenture, the form of which has been filed with the Securities and Exchange Commission.

GENERAL

  The Notes offered hereby constitute a single series of Securities to be issued under an Indenture (the "Indenture"), dated as of October 1, 1997, between the Company and The Bank of New York, as Trustee (the "Trustee"), and will be limited to $150,000,000 aggregate principal amount. The Trustee will initially be the Securities Registrar and Paying Agent (the "Paying Agent"). The Notes will be issued only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

  The Notes will be represented by one or more Global Securities (as defined in the accompanying Prospectus) registered in the name of a nominee of DTC. The ownership interests ("Book-Entry Interests") in such Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC or its nominee for such Global Securities and on the records of DTC participants. Except as described below and in the accompanying Prospectus, owners of Book-Entry Interests will not be considered the Holders thereof and will not be entitled to receive physical delivery of Notes in definitive form. If the book-entry system is discontinued, including if DTC is at any time unwilling or unable to continue as Depository, the Company will issue individual Notes to owners of Book-Entry Interests in exchange for the Global Securities. See "Description of Securities--Book-Entry Securities" in the accompanying Prospectus.

  Settlement for the Notes will be made by the Underwriters in immediately available funds, and all payments of principal, premium, if any, and interest on the Notes will be made by the Company in immediately available funds. The Notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Notes will therefore settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

  The Notes will mature on            , 2007. Interest on the Notes will be
computed on the basis of a 360-day year of twelve 30-day months and will be
payable semi-annually on each             and             (each an "Interest
Payment Date"), commencing           , 1998. Interest payable on each Interest
Payment Date will include interest accrued from       , 1997 or from the most
recent Interest Payment Date to which interest has been paid or duly provided for. Interest payable on any Interest Payment Date will be payable to the person in whose name a Note (or any predecessor Note) is registered at the
close of business on the             or            , as the case may be, next
preceding such Interest Payment Date. Payments of principal, premium, if any, and interest to owners of Book-Entry Interests are expected to be made in accordance with the Depository's and its participants' procedures in effect from time to time. Principal of, premium, if any, and interest on Notes in definitive form will be payable at the office or agency of the Company maintained for such purpose in New York, New York, which initially will be the office of an affiliate of the Paying Agent.

  The Notes do not provide for any sinking fund.

  The provisions of Sections 13.2 and 13.3 of the Indenture relating to defeasance and covenant defeasance, described in the accompanying Prospectus under "Description of Securities--Defeasance and Covenant Defeasance," are applicable to the Notes.

  The Indenture does not contain covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence. See "Relationship With Case Corporation" in the accompanying Prospectus concerning Case's obligation to retain ownership of all of the voting stock of the Company and Case's obligation to make support payments to the Company under certain circumstances.

OPTIONAL REDEMPTION

  The Notes are redeemable in whole or in part at any time at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes, plus accrued but unpaid interest thereon to the date of redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus accrued but unpaid interest thereon to the date of redemption. If a redemption date does not fall on an interest payment date, then, with respect to the interest payment immediately succeeding the redemption date, only the unaccrued portion of such interest payment as of the redemption date shall be included in any present value calculation pursuant to clause (ii).

  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

  "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities, Inc., their respective successors and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") selected by the Company pursuant to Section 3.1 of the Indenture in addition to, or in substitution for, any of such firms; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

  Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption and the Notes or portions thereof called for redemption will cease to be outstanding and will only represent the right to receive the redemption price plus accrued interest to the date of redemption with respect to such Notes. A holder of Notes whose Notes are redeemed would have to reinvest the redemption price received upon redemption of such holder's Notes in a security paying interest at a rate at least equal to the Treasury Rate plus 15 basis points and having a term to maturity equal to the remaining term to maturity of the Notes in order to receive the same investment return that such holder anticipated receiving on such holder's investment in Notes. Various factors could influence the Company's decision to redeem the Notes or portions thereof, including market interest rates at the time of the decision and the Company's financing needs and flexibility.

                               UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement and related terms agreement (the "Underwriting Agreement") among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities, Inc. (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the respective principal amounts of the Notes set forth after their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Notes if any are purchased.

                                                                PRINCIPAL AMOUNT
     UNDERWRITER                                                    OF NOTES
     -----------                                                ----------------
     Merrill Lynch, Pierce, Fenner & Smith
              Incorporated....................................    $ 75,000,000
     NationsBanc Montgomery Securities, Inc...................      75,000,000
                                                                  ------------
          Total...............................................    $150,000,000
                                                                  ============

  The Underwriters have advised the Company that they propose initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such
price less a concession not in excess of     % of the principal amount of the
Notes. The Underwriters may allow, and such dealers may reallow, a discount not
in excess of    % of the principal amount of the Notes to certain other
dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  There is no public trading market for the Notes and the Company does not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes on any automated dealer quotation system. The Company has been advised by the Underwriters that they presently intend to make a market in the Notes after the consummation of the offering contemplated hereby, although they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the performance of the Company and certain other factors.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make in respect thereof.

  Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

  If the Underwriters create short a position in the Notes in connection with the offering, i.e., if they sell more Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriters and certain of their affiliates have from time to time performed, and continue to perform, various investment banking and commercial banking services for the Company, Case and their subsidiaries on a fee-for-services basis. NationsBank, N.A., an affiliate of NationsBanc Montgomery Securities, Inc., is one of the lenders under the Company's revolving credit facility.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED OCTOBER 15, 1997.

PROSPECTUS

                                  $700,000,000

                            CASE CREDIT CORPORATION

                                DEBT SECURITIES

                                  -----------

  Case Credit Corporation, a Delaware corporation ("Case Credit" or the "Company"), intends from time to time to issue its unsecured debt securities (the "Securities") from which the Company will receive up to an aggregate amount of $700,000,000 in proceeds (or its equivalent in foreign currencies or currency units). The Securities will be offered for sale in amounts, at prices and on terms to be determined when an agreement to sell is made or at the time of sale, as the case may be. The Securities may be sold for U.S. dollars, foreign denominated currency or European Currency Units ("ECUs"), and principal of and any interest on the Securities may likewise be payable in U.S. dollars, foreign denominated currency or ECUs. For each issue of Securities in respect of which this Prospectus is being delivered (the "Offered Securities") there is an accompanying Prospectus Supplement (the "Prospectus Supplement") that sets forth the title, designation, aggregate principal amount, designated currency or currency units, rate (which may be fixed or variable) or method of calculation of interest and dates for payment thereof, maturity, priority, premium, if any, authorized denominations, initial price, any redemption or prepayment rights at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange and the initial public offering price, the form of the Securities (which may be in registered or permanent global form) and other special terms of the Offered Securities, together with the terms of the offering of the Offered Securities and the net proceeds to the Company from the sale thereof.

  The Securities will be sold directly, through agents designated from time to time, through underwriters or dealers, or through a combination of those methods of sale. If any agents of the Company or any underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions and discounts are set forth in the Prospectus Supplement with respect to such Offered Securities.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

             THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1997.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES TO ANY PERSON IN ANY JURISDICTION TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  Case Credit is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Although Case Credit may take action to suspend its obligation to file such reports and other information with the Commission if any Offered Securities are held of record by fewer than 300 holders at the beginning of any fiscal year beginning January 1, 1998, and subject to satisfaction of certain other conditions, Case Credit has agreed in the Indenture not to take any such action so long as any Securities are outstanding. Such reports and other information filed by the Company can be inspected and copied at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the World Wide Web located at http://www.sec.gov.

  This Prospectus constitutes a part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Securities.

  The Company is not required, nor does it intend, to provide annual or other reports to holders of the Securities. However, the Company's Annual Report on Form 10-K will be available to such holders upon request. See "Documents Incorporated by Reference."

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents filed by the Company under the Exchange Act with the Commission are incorporated herein by reference:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

    (2) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, and June 30, 1997.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement with the Commission and prior to effectiveness of the Registration Statement or after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide, without charge, upon the written or oral request by any person to whom this Prospectus is delivered, a copy of any or all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Kevin
J. Hallagan, Vice President and Secretary, Case Credit Corporation, 700 State Street, Racine, Wisconsin 53404 (telephone (414) 636-6011).

  This Prospectus and the accompanying Prospectus Supplement include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. All statements, other than statements of historical facts, included or incorporated by reference in this Prospectus and the Prospectus Supplement that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such items as business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's and its subsidiaries' business and operations, plans, references to future success as well as other statements which include words such as "anticipate," "believe," "plan," "estimate," "expect" and "intend" and other similar expressions, constitute forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including, among others, any special considerations included or incorporated by reference in this Prospectus and any Prospectus Supplement; general economic, market or business conditions; conditions in and policies of the agricultural, construction, housing and credit industries; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws or policies of the United States and other countries; changes in governmental laws and regulations affecting lending, borrowing, taxes and other matters impacting the Company; the potential impacts of increased competition in the markets the Company operates within; risk factors reported from time to time in the reports filed by the Company with the Commission and other factors, many of which are beyond the control of the Company and its subsidiaries. Consequently, all of the forward-looking statements made in this Prospectus and any Prospectus Supplement are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company and its subsidiaries or their business or operations.

                                  THE COMPANY

  Case Credit is a wholly owned finance subsidiary of Case Corporation ("Case"). Case Credit and its wholly owned operating subsidiaries, Case Credit Ltd. (Canada) and Case Credit Australia Pty Ltd, provide and administer financing for the retail purchase or lease of new and used Case agricultural and construction equipment and other new and used agricultural and construction equipment. Case Credit offers various types of retail financing to end-use customers to facilitate the sale or lease of Case products in the United States, Canada and Australia. The Company's business principally involves purchasing retail installment sales contracts from Case dealers. In addition, the Company facilitates and finances the sale of insurance products to retail customers, provides financing for Case dealers and rental equipment yards, and provides other retail financing programs (including, in the United States, Case Credit's private-label credit card used by customers to purchase parts and service from Case dealers) for end-use customers in the United States and Canada. Case Credit also provides various financing options to dealers for a variety of purposes, including real estate acquisitions, construction and remodeling, business acquisitions, dealer systems, service and maintenance equipment, inventory and working capital.

  The Company's business is highly dependent on the ability of Case and its dealers to generate sales and leasing activity, the willingness of customers to enter into financing transactions with the Company and the availability of funds to the Company to finance such transactions. The ability of Case and its dealers to sell agricultural and construction equipment and thereby generate retail receivables is affected by numerous factors, including the general level of activity in the agricultural and construction industries, the rate of U.S. agricultural production and demand, weather conditions, commodity prices, consumer confidence, government subsidies for the agricultural sector, prevailing levels of construction (especially housing starts), and levels of total industry capacity and equipment inventory. In addition, the Company's business is affected by changes in market interest rates, which in turn are related to general economic conditions, demand for credit, inflation, governmental policies and other factors.

  The Company presently obtains funding for operations primarily from banks, the issuance of public debt, advances and equity capital from Case, earnings retained in the business, and the issuance of securities in asset-backed securitization ("ABS") transactions. Over the last several years, the Company has sold substantial amounts of retail receivables in ABS transactions that typically involve the sale of a pool of retail installment sales contracts to limited-purpose business trusts or similar securitization entities. The Company remains as servicer to such receivables, for which it is typically paid a servicing fee.

  The Company is also exploring expanding its financing business by providing retail and dealer financing in new geographic regions and for a broader range of equipment and by offering new financing products to Case dealers, end-use customers and to others. In 1997, as its asset portfolio has grown, Case Credit has shifted its asset-management strategy to retain a larger percentage of assets on balance sheet, as opposed to selling the substantial portion of such assets in ABS transactions.

  The Company was incorporated in Delaware on January 26, 1993. The principal executive offices of the Company are located at 700 State Street, Racine, Wisconsin, 53404, and its telephone number is (414) 636-6011.

                               CASE CORPORATION

  Case is a leading worldwide designer, manufacturer, marketer and distributor of farm equipment and light- and medium-sized construction equipment. Case's market position is particularly significant in several product categories, including loader/backhoes, skid steer loaders, large, high-horsepower farm tractors and self-propelled combines.

  Case also manufactures and distributes replacement parts for various models of its farm and construction equipment, many of which are proprietary, to support products it has sold. Case distributes these parts to dealers and distributors through a network of parts depots throughout the world.

                      RELATIONSHIP WITH CASE CORPORATION

  Case provides the Company with certain operational and financial support which is integral to the conduct of the Company's business. The following is a description of the support agreement between the Company and Case. Certain other operational and financial support provided to the Company by Case is described in certain of the reports filed by the Company with the Commission pursuant to the Exchange Act.

  The Company and Case have entered into a support agreement (the "Support Agreement") which provides, among other things, that Case will remain, directly or indirectly, the sole owner of all of the voting stock of the

Company, and will make quarterly payments to the Company to the extent necessary to ensure that the Company's consolidated pre-tax earnings (as defined) available for fixed charges equal at least 1.10 times its fixed charges (as defined) in all periods composed of four consecutive fiscal quarters. The Support Agreement provides that Case is not directly or indirectly guaranteeing any indebtedness, liability or obligation of the Company. The Support Agreement may be modified or amended by the parties thereto or terminated by either party upon 30 days' prior written notice to the other party, with copies of any such amendment or notice being sent to Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("S&P") and any other nationally recognized statistical rating organizations then rating Case Credit debt, if (i) Moody's and S&P confirm in writing that their ratings on Case Credit debt then rated or capable of being rated by them would not be downgraded or withdrawn as a result of such modification, amendment or termination, or (ii) the modification, amendment or notice of termination provides that the Support Agreement will continue in effect with respect to debt of Case Credit outstanding on the effective date of the modification, amendment or termination, or (iii) the holders of at least a majority of the aggregate unpaid principal amount of all outstanding debt of Case Credit with an original maturity in excess of 270 days consent in writing, so long as the holders of debt of Case Credit having an original maturity of 270 days or less shall continue to have the benefit of the Support Agreement until the maturity of such debt. For purposes of the Support Agreement, no portion of any debt is considered to be "outstanding" if such debt is deemed to be discharged and not outstanding in accordance with the indenture or other governing instrument defining the rights of the holders of such debt.

  The calculation of pre-tax earnings available for fixed charges under the Support Agreement differs from the calculation of the ratio of earnings to fixed charges in accordance with the rules and regulations of the Commission. Under the Support Agreement all cash extraordinary non-recurring items of income or expense (other than cash debt defeasance costs) are included whereas under the Commission's rules and regulations such items are excluded.

                                USE OF PROCEEDS

  Except as otherwise set forth in the Prospectus Supplement relating to the Offered Securities, the net proceeds to be received by the Company from the sale of the Securities will be used to fund the Company's finance programs (including, without limitation, retail finance programs offered by Case Credit to end-use customers and dealer rental equipment finance programs offered by the Company) and for other corporate purposes, including the repayment of indebtedness. Pending such use, the net proceeds may be temporarily invested in short-term instruments.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for Case Credit is set forth below for the periods indicated.

           SIX MONTHS                YEAR ENDED DECEMBER 31,
         ENDED JUNE 30,      ----------------------------------------------------------------
              1997           1996          1995          1994          1993          1992
         --------------      ----          ----          ----          ----          ----
              2.30x          2.80x         4.34x         2.57x         1.82x         1.62x

  For the computation of the ratio of earnings to fixed charges, "earnings" has been calculated by adding income (loss) before taxes, cumulative effect of changes in accounting principles and extraordinary loss, interest expense, fixed charges of unconsolidated subsidiaries, the portion of rentals representative of an interest factor and amortization of capitalized debt expense. Fixed charges consist of interest expense, fixed charges of unconsolidated subsidiaries, the portion of rentals representative of an interest factor and amortization of capitalized debt expense.

  The calculation of pre-tax earnings available for fixed charges under the Support Agreement differs from the calculation of the ratio of earnings to fixed charges in accordance with the rules and regulations of the

Commission as set forth above. Under the Support Agreement, all cash extraordinary non-recurring items of income or expense (other than cash debt defeasance costs) are included, whereas under the Commission's rules and regulations, such items are excluded.

                           DESCRIPTION OF SECURITIES

  The Securities are to be issued under an Indenture (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to, such Sections or defined terms are incorporated herein by reference. As used in this section or in any description of the Indenture, references to "Case Credit" or "the Company" refer to Case Credit Corporation and not its subsidiaries.

  The following sets forth certain general terms and provisions of the Securities offered hereby. The particular terms of the Securities offered by any Prospectus Supplement (the "Offered Securities") will be described in the Prospectus Supplement relating to such Offered Securities (the "Applicable Prospectus Supplement").

GENERAL

  The Indenture does not limit the amount of Securities that may be issued thereunder and Securities may be issued thereunder from time to time in one or more series. The Securities will be unsecured obligations of the Company and will rank equally and ratably with other unsecured obligations of the Company.

  Unless otherwise indicated in the Applicable Prospectus Supplement, principal, premium, if any, and interest on the Securities will be payable, and the transfer of Securities will be registrable, at the office or agency to be maintained by the Company in New York, New York, and at any other office or agency maintained by the Company for such purpose. The Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Applicable Prospectus Supplement, in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  The Applicable Prospectus Supplement will describe the following terms of the Offered Securities: (i) the title of the Offered Securities; (ii) any limit on the aggregate principal amount of the Offered Securities; (iii) the Person to whom any interest on the Offered Securities shall be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; (iv) the date or dates on which the principal of the Offered Securities is payable; (v) the rate or rates (which may be fixed or variable) at which the Offered Securities shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date; (vi) the place or places where the principal of and any premium and interest on the Offered Securities will be payable; (vii) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem, purchase or repay the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (ix) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Securities shall be issuable; (x) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Offered Securities will be payable if other than the currency of the United States of America; (xi) if the amount of payments of principal of or any premium or interest on any Offered Securities may be determined with reference to an index or formula, the manner in which such amounts will be determined; (xii) if the principal of or any premium or interest on any Offered Securities is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Offered Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Offered Securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (xiii) the applicability, if any, of the provisions described under "Defeasance and Covenant Defeasance;" (xiv) whether the Offered Securities will be issuable, in whole or in part, in the form of one or more Book-Entry Securities as described under "Book-Entry Securities," and, in such case, the depository appointed by the Company with respect to the Offered Securities and the circumstances under which the Book-Entry Security may be registered for transfer or exchange or authenticated and delivered in the name of a Person other than the Depository or its nominee; (xv) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities which will be payable upon declaration of acceleration of the Maturity thereof; and (xvi) any other terms of the Offered Securities.

  The Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to Original Issue Discount Securities and any Securities treated as having been issued with original issue discount for Federal income tax purposes will be described in the Applicable Prospectus Supplement. "Original Issue Discount Securities" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture does not contain covenants or other provisions designed to afford holders of the Securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence. See "Relationship With Case Corporation" concerning Case's obligation to retain ownership of all of the voting stock of the Company and Case's obligation to make support payments to the Company under certain circumstances.

BOOK-ENTRY SECURITIES

  Unless otherwise provided in the Prospectus Supplement, the Securities will be represented by one or more certificates (the "Global Securities"). The Global Security representing Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or other successor depository appointed by the Company (DTC or such other depository is herein referred to as the "Depository") and registered in the name of the Depository or its nominee. Unless otherwise provided in the Prospectus Supplement, Securities will not be issued in definitive form. If the aggregate principal amount of any issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct

Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

  Upon the issuance by the Company of Securities represented by a Global Security, purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

  So long as the Depository for the Global Security, or its nominee, is the registered owner of the Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Securities represented by the Global Security will not be entitled to have Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

  To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Payments of principal, of premium, if any, and interest on the Securities represented by the Global Security registered in the name of DTC or its nominee will be made by the Company through the Trustee under the Indenture or a paying agent (the "Paying Agent"), which may also be the Trustee under the Indenture, to DTC or its nominee, as the case may be, as the registered owner of the Global Security. Neither the Company, the Trustee, nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company has been advised that DTC, upon receipt of any payment of principal, premium, if any, and interest in respect of a Global Security, will credit Direct Participant's accounts payable date in accordance with their respective holdings shown on DTC's record unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  If the Depository with respect to a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue certificated notes in exchange for the Securities represented by such Global Security.

  The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTAIN COVENANTS OF THE COMPANY

  Limitations on Secured Funded Debt. The Indenture provides that the Company will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Funded Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Funded Debt that the Outstanding Securities (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Outstanding Securities) will be secured equally and ratably with (or prior to) such Secured Funded Debt, so long as such Secured Funded Debt will be secured by a Lien, unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Funded Debt of the Company and Restricted Subsidiaries would not exceed an amount equal to the sum of (i) $20 million and (ii) 15% of Consolidated Net Tangible Assets.

  The limitation on Secured Funded Debt will not apply to, and there will be excluded from Secured Funded Debt in any computation under such restriction, Funded Debt secured by: (i) Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary; (ii) Liens on real or physical property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary; (iii) Liens on real or physical property thereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof; (iv) Liens in favor of the Company or any Restricted Subsidiary; (v) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute; (vi) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code; (vii) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business; (viii) Liens incurred (no matter when created) in connection with the Company's or a Restricted Subsidiary's engaging in leveraged or single-investor lease transactions; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Company or such Restricted Subsidiary; (ix) Liens under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, replevin and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries; (x) Liens incurred to finance all or any portion of the cost of construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair; (xi) Liens incurred (no matter when created) in connection with a Securitization Transaction; (xii) Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Company or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding; (xiii) Liens on deposits of the Company or a Restricted Security with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the Company or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business; (xiv) Liens outstanding on the date of the Indenture; or (xv) any extension, renewal, refunding or replacement of the foregoing.

  "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Company and Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) applicable reserves, (iii) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Company and its Subsidiaries, and (iv) Intangible Assets and liabilities relating thereto.

  "Funded Debt" means (i) any indebtedness of the Company or a Restricted Subsidiary maturing more than 12 months after the time of computation thereof,
(ii) guarantees by the Company or a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary all preferred stock of such Restricted Subsidiary, and (iv) all Capital Lease Obligations (as defined in the Indenture) of the Company or a Restricted Subsidiary.

  "Indebtedness" means, at any date, without duplication, (i) all obligations for borrowed money of the Company or a Restricted Subsidiary or any other indebtedness of the Company or a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments, and (ii) Funded Debt, except such obligations and other indebtedness of the Company or a Restricted Subsidiary of the Company and Funded Debt, if any, incurred as a part of a Securitization Transaction.

  "Intangible Assets" means, at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

  "Liens" means pledges, mortgages, security interests and other liens, including purchase money liens, on any property of the Company or any Restricted Subsidiary which secure Secured Funded Debt.

  "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the Company or any Subsidiary of the Company of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

  "Restricted Subsidiary" means each Subsidiary of the Company other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

  "Secured Funded Debt" means Funded Debt of the Company which is secured by any pledge, mortgage, security interest or other lien on any property (whether owned on the date of the Indenture or thereafter created) of the Company or of a Restricted Subsidiary.

  "Securitization Subsidiary" means a Subsidiary of the Company (i) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (ii) as to which no portion of the indebtedness or any other obligations of which (a) is guaranteed by the Company or any Restricted Subsidiary, or (b) subjects any property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

  "Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold or in respect of which security interests are granted in connection with securitization transactions involving such assets.

  "Subsidiary" means any corporation of which at least a majority of the outstanding stock, which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation (or similar management body), is owned directly or indirectly by the Company or by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries.

EVENTS OF DEFAULT

  Any one of the following events will constitute an Event of Default under the Indenture with respect to Securities of any series: (i) failure to pay any interest on any Security of that series when due, continued for 30 days; (ii) failure to pay principal of or any premium on any Security of that series when due; (iii) failure to deposit any sinking fund or other payment, when due, in respect of any Security of that series; (iv) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities thereunder other than that series) continued for 60 days after written notice as provided in the Indenture; (v) certain events in bankruptcy, insolvency or reorganization of the Company; (vi) a default or defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or a Restricted Subsidiary (including the Indenture), whether such Indebtedness exists at the date of the Indenture or shall thereafter be created, which default or defaults shall have resulted in such Indebtedness, in an aggregate principal amount exceeding $60 million, individually or in the aggregate, having been declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, or there having been deposited in trust a sum of money sufficient to discharge in full such Indebtedness, within a period of 30 days after there shall have been given, by registered mail, to the Company by the Trustee or to the Company and the Trustee by the Holder or Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged, cause to be deposited in trust a sum sufficient to discharge in full such Indebtedness or cause such acceleration to be rescinded or annulled; or (vii) any other Event of Default provided with respect to Securities of that series.

  If any Event of Default with respect to the Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration.

  Reference is made to the Applicable Prospectus Supplement relating to any series of Offered Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of such series of Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series.

  No Holder of any series of Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Security for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

  The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than the majority in aggregate principal amount of the Outstanding Securities of each series issued under the Indenture and affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holders of all Securities affected thereby, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount of, or the premium, if any, or (except as otherwise provided in the Applicable Prospectus Supplement) interest on, any Security (including, in the case of an Original Issue Discount Security, the amount payable upon acceleration of the maturity thereof); (iii) change the place or currency of payment of principal of, premium, if any, or interest on any Security; (iv) impair the right to institute suit for the enforcement of any payment on any Security on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date); or (v) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

  The Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest and in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected thereby.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person and may not permit any Person to merge into or consolidate with the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) any successor or purchaser is a corporation, partnership, or trust organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on Outstanding Securities under a supplemental indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (iii) if properties or assets of the Company become subject to a mortgage not permitted by the Indenture, the Company or such successor Person, as the case may be, takes such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby, and
(iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating compliance with these provisions.

DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides that, if such provision is made applicable to the Securities of any series pursuant to Section 3.1 of the Indenture, the Company, at the Company's option, (i) will be discharged from any and all obligations in respect of the Securities of any series (except for certain obligations to register the transfer of or exchange of Securities of such series, replace stolen, lost or mutilated Securities of such series, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain restrictive covenants of the Indenture, including those described under "Certain Covenants of the Company," and the occurrence of an event described in clause (iv) under "Events of Default" shall no longer be an Event of Default, in each case, if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, premium if any, and interest on the Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of the Securities of such series. Such a trust may be established only if, among other things, (a) no Event of Default or event which, with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit or on such later date specified in the Indenture in the case of certain events in bankruptcy, insolvency or reorganization of the Company, (b) such deposit will not cause the Trustee to have any conflicting interest with respect to other securities of the Company, (c) such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (d) the Company shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred, which Opinion of Counsel, in the case of clause (i) above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to the Company, or otherwise a change in applicable federal income tax law occurring after the date of the Indenture. In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Securities of any series as described under clause (ii) above and the Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

CONCERNING THE TRUSTEE

  The Bank of New York is Trustee under the Indenture. The Trustee performs services for the Company and Case in the ordinary course of business and is a lender bank under certain of the Company's credit facilities and Case's credit facilities. The Trustee is also trustee under an indenture, dated as of February 1, 1996, between the Company, Case and the Trustee, as trustee. The Company has issued $200,000,000 aggregate principal amount of its 6 1/8% Notes due February 15, 2003, under such indenture.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities being offered hereby through agents, through underwriters and through dealers, and Securities may be sold to other purchasers directly or through agents or through a combination of any such methods of sale.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Applicable Prospectus Supplement. Agents may be entitled under agreements that may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and such agents or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for the Company and/or Case in the ordinary course of business. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

  If any underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Applicable Prospectus Supplement that will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled under the relevant underwriting agreement to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and such underwriters or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for the Company and/or Case in the ordinary course of business.

  If dealers are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to such dealers as principal. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and such dealers or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for the Company and/or Case in the ordinary course of business.

  Unless otherwise indicated in the Applicable Prospectus Supplement, Securities are not proposed to be listed on a securities exchange, and any underwriters or dealers will not be obligated to make a market in Securities. The Company cannot predict the activity or liquidity of any trading in the Securities.

  If so indicated in an Applicable Prospectus Supplement, the Company will authorize underwriters or agents to solicit offers by certain institutions to purchase Offered Securities from the Company pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

                                 LEGAL MATTERS

  Unless otherwise indicated in a supplement to this Prospectus, certain legal matters in connection with the Securities offered hereby will be passed upon for the Company by Richard S. Brennan, General Counsel and Secretary of Case, and by Mayer, Brown & Platt, Chicago, Illinois. In addition to his positions at Case, Mr. Brennan is also a partner at Mayer, Brown & Platt. The Company has been advised by Mr. Brennan that, at October 15, 1997, he beneficially owned 5,000 shares of common stock of Case and had options to purchase 28,000 shares of common stock of Case. Unless otherwise indicated in a supplement to this Prospectus, the legality of the Securities offered hereby will be passed upon for the underwriters, dealers and agents, if any, by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

  The audited financial statements and schedules included or incorporated by reference in this Prospectus and the Prospectus Supplement and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR IN-CORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPEC-TUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RE-LIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICA-TION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICI-TATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITA-TION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                            TABLE OF CONTENTS

                          PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Use of Proceeds............................................................ S-2
Description of Notes....................................................... S-2
Underwriting............................................................... S-4

                                  PROSPECTUS

Available Information......................................................   2
Documents Incorporated by Reference........................................   2
The Company................................................................   3
Case Corporation...........................................................   4
Relationship with Case Corporation.........................................   4
Use of Proceeds............................................................   5
Ratio of Earnings to Fixed Charges.........................................   5
Description of Securities..................................................   6
Plan of Distribution.......................................................  14
Legal Matters..............................................................  15
Experts....................................................................  15

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                               $150,000,000

                         CASE CREDIT CORPORATION

                                  % NOTES

                          DUE            , 2007

                            ----------------------

                          PROSPECTUS SUPPLEMENT

                            ----------------------

                           MERRILL LYNCH & CO.

                          NATIONSBANC MONTGOMERY

                             SECURITIES, INC.

                             OCTOBER   , 1997

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

      SEC registration fee............................................ $201,819
      Blue sky fees and expenses......................................   12,000
      Printing and engraving costs....................................  250,000
      Legal fees and expenses.........................................  125,000
      Accounting fees and expenses....................................  125,000
      Trustee fees and expenses.......................................   10,000
      Miscellaneous...................................................   26,181
                                                                       --------
          Total....................................................... $750,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The By-Laws of the Company include the following provisions:

    Article V, Section 16. Indemnification of Directors and Officers. Each person who is or was a director or officer of the corporation, or who serves or may have served at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) and who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, including appeals, shall be indemnified by the corporation as a matter of right to the full extent permitted or authorized by the Corporation Law of the state of incorporation of the corporation, as it may from time to time be amended, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in his capacity as a director or officer, or arising out of his status as a director or officer. Each person who is or was an employee or agent of the corporation, or who serves or may have served at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) may, at the discretion of the Board, be indemnified by the corporation to the same extent as provided herein with respect to directors and officers of the corporation.

    The corporation may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. The corporation may, but shall not be obligated to, pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

    The indemnification provided by this Section 16 shall not be exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors or otherwise.

  Reference is made to Section 6 of the Underwriting Agreement filed as
Exhibit 1(a) hereto for a description of the indemnification arrangements in connection with any underwritten offering of securities registered hereby.

  Case has purchased insurance which purports to insure the officers and directors of Case, and of its subsidiary companies, which includes Case Credit, against certain liabilities incurred by them in the discharge of their function as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 16. EXHIBITS.

  A list of exhibits filed herewith is contained in the index to exhibits which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (6) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (7) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RACINE, STATE OF WISCONSIN, ON OCTOBER 14, 1997. THE REGISTRANT ALSO CERTIFIES THAT IT REASONABLY BELIEVES THAT THE SECURITY RATING REQUIREMENT CONTAINED IN GENERAL INSTRUCTION I.B.2. OF FORM S-3 WILL BE MET BY THE TIME OF SALE.

                                          Case Credit Corporation

                                                /s/ Kenneth R. Gangl
                                          By: _________________________________
                                                      Kenneth R. Gangl
                                               President and Chief Executive
                                                          Officer


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       /s/ Kenneth R. Gangl          President, Chief Executive     October 14, 1997
____________________________________   Officer and Director
          Kenneth R. Gangl             (Principal Executive
                                       Officer)

      /s/ Robert A. Wegner           Vice President and Chief       October 14, 1997
____________________________________   Financial Officer
          Robert A. Wegner             (Principal Financial
                                       and Accounting Officer)

      * Theodore R. French           Chairman of the Board and      October 14, 1997
____________________________________   Director
         Theodore R. French

       * Jean-Pierre Rosso           Director                       October 14, 1997
____________________________________
         Jean-Pierre Rosso


    /s/ Robert A. Wegner

*By: _____________________

      Robert A. Wegner As
     Attorney-in-Fact

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                             DESCRIPTION
  -------                            -----------
  1(a)     Form of Underwriting Agreement(2)
  1(b)     Form of Distribution Agreement(1)
  4        Form of Indenture between Case Credit Corporation and The Bank of New York (including form of security)(2)
  5        Opinion of Richard S. Brennan, General Counsel and Secretary
           of Case Corporation, as to the legality of the securities
           being registered(2)
  12       Computation of Ratio of Earnings to Fixed Charges(2)
  23(a)    Consent of Arthur Andersen LLP, Independent Public Accountants
           for Case Credit Corporation (Milwaukee, Wisconsin)
  23(b)    Consent of Richard S. Brennan, General Counsel and Secretary
           of Case Corporation (contained in Exhibit 5)(2)
  24       Powers of attorney (contained on the signature page to this
           Registration Statement)(2)
  25       Form T-1 Statement of eligibility under the Trust Indenture
           Act of 1939 of The Bank of New York(2)

--------
(1) To be filed as an exhibit to a report on Form 8-K pursuant to Item 601 of Regulation S-K.

(2) Previously Filed.